UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 13, 2006
Date of Report (Date of earliest event reported)

CN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland	333-100460	52-1954386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7401 Ritchie Highway, Glen Burnie, Maryland 21060
(Address of principal executive offices)

410.760.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On December 13, 2006, CN Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sandy Spring Bancorp, Inc. (“Sandy Spring”), whereby Sandy Spring agreed to acquire the Company by way of a merger of the Company with and into Sandy Spring, with Sandy Spring being the surviving corporation in the merger (the “Merger”).  The Merger Agreement also provides for the merger of County National Bank, the Company’s wholly owned subsidiary (“County National”), with and into Sandy Spring Bank, a Maryland bank and trust company and a wholly owned subsidiary of  Sandy Spring (“SSB”).  The merger of County National and SSB will be governed by a separate merger agreement (the “Bank Merger Agreement”). In connection with the Merger Agreement, certain stockholders of the Company who are directors or executive officers of the Company and the Bank, entered into a Voting Agreement with Sandy Spring, under which they have agreed to vote their shares in favor of the Merger. Sandy Spring’s common stock is listed on the Nasdaq Global Select Market under the symbol “SASR”.  A copy of the press release by the Company and Sandy Spring announcing the merger is attached hereto as Exhibit 99.1.

The Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive either (i) $25.00 in cash (the “Cash Election Price”), or (ii) 0.6657 of a share of Sandy Spring’s common stock (the “Exchange Ratio” and, together with the Cash Election Price, the “Merger Consideration”).  Each stockholder of the Company will be entitled to elect the number of its shares of Company common stock to be exchanged for the Cash Election Price, subject to a proration which will provide that Sandy Spring will pay cash for a minimum of 40% and a maximum of 50% of the outstanding shares of Company common stock and issue shares of Sandy Spring common stock in exchange for a minimum of 50% and a maximum of 60% of the outstanding shares of Company common stock.  The Merger is intended to be a tax free reorganization as to the portion of the Merger Consideration received as Sandy Spring common stock.  Outstanding options to purchase Company common stock granted under the Company’s equity plans will be automatically converted into fully vested options to purchase Sandy Spring common stock, provided that Sandy Spring may offer to cash out options for a per share payment equal to the difference between the Cash Election Price and the per share exercise price of such option.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company  that (i) the Company will not (A) solicit proposals relating to alternative business combination transactions involving the Company or its assets or (B) subject to certain exceptions, enter into discussions regarding, or provide material non-public information in connection with, an alternative business combination transaction involving the Company or its assets, (ii) the Company will hold a stockholders meeting to consider the approval of the Merger and the adoption of the Merger Agreement, and (iii) the Company’s board of directors will recommend that the Company ‘s stockholders adopt and approve the Merger Agreement and the Merger.

The Merger Agreement provides that the closing of the Merger is subject to customary conditions which include the adoption and approval of the Merger and the Merger Agreement by the stockholders of the Company and the receipt of all required regulatory approvals.  The Merger Agreement also provides for termination rights of both Sandy Spring and the Company under certain circumstances, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company is required to pay Sandy Spring a termination fee of $1,764,000.

Under the Merger Agreement, pending effectiveness of the Merger, the Company will be permitted to continue to pay regular quarterly dividends not in excess of $0.07 per quarter and a special year end dividend not in excess of that amount. In accordance with the Merger Agreement, the Company has suspended, effective immediately, the issuance of shares under its Dividend Reinvestment and Stock Purchase Plan.  As such, with respect to all dividends, if any, declared after the date of the Merger Agreement, all shareholders will receive payment in cash.

Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the Company or Sandy Spring.  As described above, the Merger Agreement contains representations and warranties that the Company and Sandy made to each other as of the date of the Merger Agreement or other specific dates.  Such representations and warranties are not intended to amend, supplement or supersede any statement contained in any documents filed by the Company or Sandy Spring with the Securities and Exchange Commission. The statements embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to important qualifications and limitations agreed to in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and Sandy Spring.

The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Bank Merger Agreement

Pursuant to the Bank Merger Agreement, (a) each share of County National common stock issued and outstanding and (b) each share of County National common stock owned by County National as treasury stock will be cancelled and shall cease to exist and no stock of SSB or other consideration shall be delivered in exchange therefore.  In the Bank Merger Agreement, County National and SSB agreed to observe and perform the agreements and covenants of their respective parent corporations in the Merger Agreement and to take all other actions necessary under applicable laws and regulations to consummate the transactions contemplated by the Bank Merger Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement.  The Bank Merger Agreement provides for its automatic termination in the event that Company  and Bancorp terminate the Merger Agreement.  The foregoing summary is qualified in its entirety by reference to the full text of the Bank Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.2 and is incorporated herein by reference.

The Voting Agreement

In connection with the Merger Agreement, certain stockholders of the Company each of whom is a director and/or officer of the Company or County National, entered into a Voting Agreement with Sandy Spring under which each such stockholder agreed to vote his/her shares in favor of the adoption and approval of the Merger and the Merger Agreement.  Such stockholders collectively own approximately 35% of the outstanding Company common stock.  The foregoing summary is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Employment Agreements and Other Agreements

In connection with the Merger Agreement: (i) Jan W. Clark, the president and chief executive officer of Company, entered into an employment agreement with SSB which is contingent upon and effective as of the effective time of the merger, pursuant to which Mr. Clark would be employed as the president of the County National division of SSB; and (ii) John G. Warner, the executive vice president of Company , entered into an employment agreement with SSB which is contingent upon and effective as of the effective time of the merger, pursuant to which Mr. Warner would be employed as the chief operating officer of the Company division of SSB.  Under these agreements Messrs. Clark and Warner have also agreed to certain noncompetition covenants covering the three years following their termination of employment with SSB.

Item 9.01          Financial Statements and Exhibits

(d)                                              Exhibits

2.1           Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bancorp, Inc. and CN Bancorp, Inc.

2.2           Agreement and Plan of Merger dated December 13, 2006 between Sandy Spring Bank and County National Bank.

99.1         Voting Agreement dated December 13, 2006 by and among Sandy Spring Bancorp, Inc. and the stockholders of CN Bancorp, Inc. who are signatories thereto.

99.2         Press Release dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CN BANCORP, INC.

By:	/s/ Jan W. Clark
Name: Jan W. Clark
Title: President and Chief Executive Officer

Date: December 14, 2006